Exhibit 5.1

apm@apm.law www.apm.law Office +972-3-568-9091 Fax +972-3-568-9092 APM House, 18 Raoul Wallenberg St., Building D, Ramat HaChayal, Tel Aviv 697191 Israel

May 1 2026

Regentis Biomaterials Ltd.

60 Medinat Hayehudim

Herzliya, 4676652

Israel

Re: Regentis Biomaterials Ltd.

Ladies and Gentlemen:

We have acted as Israeli counsel for Regentis Biomaterials Ltd., a company organized under the laws of the State of Israel (the “Company”), in connection with the public offering by the Company of a proposed maximum aggregate offering price of $12,075,000 (i) ordinary shares of the Company, no par value (the “Ordinary Shares”); (ii) warrants to be issued to the representative of the underwriters ( the “Representative’s Warrants”); and (iii) Ordinary shares issuable upon exercise of the Representative’s Warrants (the “Warrant Shares”), pursuant to the Company’s registration statement on Form F-1 (the “Registration Statement”). The Ordinary shares, Representatives’ Warrants and the Warrant Shares are sometimes collectively referred to as the “Securities.” This opinion letter is rendered pursuant to Item 8(a) of Form F-1 promulgated by the United States Securities and Exchange Commission (the “SEC”) and Items 601(b)(5) and (b)(23) of the SEC’s Regulation S-K promulgated under the United States Securities Act of 1933, as amended (the “Securities Act”).

In connection herewith, we have examined the originals, or photocopies or copies, certified or otherwise identified to our satisfaction, of: (i) the form of the Registration Statement (as amended through the date hereof) and to which this opinion is attached as an exhibit; (ii) a copy of the articles of association of the Company, as currently in effect; (iii) a draft of the amended articles of association of the Company, to be in effect immediately prior to the closing of the Offering (the “Amended Articles”); (iv) resolutions of the board of directors (the “Board”) of the Company and its shareholders which have heretofore been approved and, in each case, which relate to the Registration Statement and other actions to be taken in connection with the Offering (the “Resolutions”); and (v) such other corporate records, agreements, documents and other instruments, and such certificates or comparable documents of public officials and of officers of the Company as we have deemed relevant and necessary as a basis for the opinions hereafter set forth. We have also made inquiries of such officers as we have deemed relevant and necessary as a basis for the opinions hereafter set forth.

In such examination, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, confirmed as photostatic copies and the authenticity of the originals of such latter documents. As to all questions of fact material to these opinions that have not been independently established, we have relied upon certificates or comparable documents of officers and representatives of the Company.

apm@apm.law www.apm.law Office +972-3-568-9091 Fax +972-3-568-9092 APM House, 18 Raoul Wallenberg St., Building D, Ramat HaChayal, Tel Aviv 697191 Israel

Based upon and subject to the foregoing, we are of the opinion that following effectiveness of the Amended Articles and upon payment to the Company for the Ordinary Shares in such amount and form as shall be determined by the Board, and subject to the approval of the Board or an authorized committee thereof, (i) the Ordinary Shares when issued and sold in the Offering as described in the Registration Statement, will be duly authorized, validly issued, fully paid and non-assessable, (ii) the Warrant Shares underlying the Representative’s Warrants, when issued and sold by the Company and delivered by the Company against receipt of the exercise price therefor, in accordance with and in the manner described in the Registration Statement and pursuant to the terms of such warrants will be duly authorized and validly issued, fully paid and non-assessable, and (iii) the Representative’s Warrants will be duly authorized and validly issued, fully paid and non-assessable.

Members of our firm are admitted to the Bar in the State of Israel, and we do not express any opinion as to the laws of any other jurisdiction. This opinion is limited to the matters stated herein and no opinion is implied or may be inferred beyond the matters expressly stated.

We consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm appearing under the caption “Legal Matters” and “Enforcement of Civil Liabilities” in the prospectus forming part of the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act, the rules and regulations of the SEC promulgated thereunder or Item 509 of the SEC’s Regulation S-K promulgated under the Securities Act.

This opinion letter is rendered as of the date hereof and we disclaim any obligation to advise you of facts, circumstances, events or developments that may be brought to our attention after the effective date of the Registration Statement that may alter, affect or modify the opinions expressed herein.

Sincerely yours

/s/ Ronen Kantor, Adv.

Amit, Pollak, Matalon & Co.